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                                                                       EXHIBIT 2


                                                                  Execution Copy

                                 AMENDMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT,

                           DATED AS OF APRIL 18, 2003,

                                  BY AND AMONG

                         WILLIAMS ENERGY SERVICES, LLC,

                     WILLIAMS NATURAL GAS LIQUIDS, INC. AND

                                 WILLIAMS GP LLC


                        COLLECTIVELY, AS SELLING PARTIES,

                                       AND

                             WEG ACQUISITIONS, L.P.
                         A DELAWARE LIMITED PARTNERSHIP,
                                    AS BUYER,

                          FOR THE PURCHASE AND SALE OF

                       (i) ALL THE MEMBERSHIP INTERESTS OF

                                   WEG GP LLC
                      A DELAWARE LIMITED LIABILITY COMPANY,

             (ii) ALL OF THE COMMON UNITS AND SUBORDINATED UNITS OF

                          WILLIAMS ENERGY PARTNERS L.P.
                         A DELAWARE LIMITED PARTNERSHIP

  OWNED BY WILLIAMS ENERGY SERVICES, LLC AND WILLIAMS NATURAL GAS LIQUIDS, INC.

                                       AND

                      (iii) ALL THE CLASS B COMMON UNITS OF

                          WILLIAMS ENERGY PARTNERS L.P.
                         A DELAWARE LIMITED PARTNERSHIP


                             DATED AS OF MAY 5, 2003


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                                 AMENDMENT NO. 1


                                       TO


                               PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "AMENDMENT NO. 1") is made and entered into as of this 5th day of May 2003, by and among WILLIAMS ENERGY SERVICES, LLC, a Delaware limited liability company ("WES"), WILLIAMS NATURAL GAS LIQUIDS, INC., a Delaware corporation ("WNGL"), and WILLIAMS GP LLC, a Delaware limited liability company (the "OLD COMPANY," and collectively with WES and WNGL, the "SELLING PARTIES"), and WEG ACQUISITIONS, L.P., a Delaware limited partnership ("BUYER").


                                   WITNESSETH:

         WHEREAS, the Selling Parties and Buyer have entered into the Purchase Agreement, dated as of April 18, 2003 (the "PURCHASE AGREEMENT"), pursuant to which, on the terms and subject to the conditions set forth therein, the Selling Parties have agreed to sell, and Buyer has agreed to purchase, at the Closing the Securities (as such terms are defined in the Purchase Agreement); and

         WHEREAS, in accordance with Section 9.8 of the Purchase Agreement, the Selling Parties and Buyer have agreed to enter into this Amendment No. 1 to amend the Purchase Agreement to the extent, and only to the extent, specified below;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

         Section 1.1 Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Purchase Agreement.

         Section 1.2 The Purchase Agreement is hereby amended by adding the following provisions to Article IV of the Purchase Agreement, as new Sections 4.22, 4.23, 4.24 and 4.25 of the Purchase Agreement:

         "SECTION 4.22. COMMITMENT REGARDING INDEMNIFICATION PROVISIONS.

         (a) The Selling Parties covenant and agree that prior to Closing the Selling Parties (i) shall not propose to vote, or vote, the Securities in favor of, or cause New Company to propose or to adopt, an amendment, modification, waiver or termination of Section 7.7 or Section 7.8 of the Partnership Agreement, and (ii) shall not amend, modify, waive or terminate Section 9.01 or
Section 9.02 of the New LLC Agreement, to the extent that such amendment, modification, waiver or termination under clauses (i) and (ii) above would affect adversely the



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rights thereunder of any person serving as a member of the Board of Directors of
New Company existing as of the date of this Agreement; provided, however, that the foregoing covenants and agreements shall not apply to any such amendment, modification, waiver or termination to the extent required to cause such provisions (or any portion thereof) to comply with applicable law.

         (b) Buyer covenants and agrees that, during the period that commences on the Closing Date and ends at 12:01 a.m. New York time on the sixth (6th) anniversary of the Closing Date (the "STIPULATED PERIOD"), Buyer (i) shall not propose to vote, or vote, the Securities (or any of the Securities that Buyer then owns) in favor of, or cause New Company to propose or adopt, any amendment, modification, waiver or termination of Section 7.7 or Section 7.8 of the Partnership Agreement and (ii) shall not amend, modify, waive or terminate
Section 9.01 or Section 9.02 of the New LLC Agreement, to the extent that such amendment, modification, waiver or termination under clauses (i) and (ii) above would affect adversely the rights thereunder of any person serving as a member of the Board of Directors of New Company existing as of the date of this Agreement; provided, however, that the foregoing covenants and agreements shall not apply to any such amendment, modification, waiver or termination to the extent required to cause such provisions (or any portion thereof) to comply with applicable law.

         SECTION 4.23. WEG INSURANCE CONTINUATION.

         (a) The Selling Parties covenant and agree that during the Stipulated Period, with respect to any person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing, the Selling Parties shall make the payments contemplated to be made by the Selling Parties referred to in clause (b) below on the terms and conditions specified in this Section 4.23.

         (b) Buyer covenants and agrees that, during the Stipulated Period, with respect to any person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing, Buyer shall use its commercially reasonable efforts to cause the New Company: (i) to continue in effect the current director and officer liability insurance policy or policies that New Company has as of the date of this Agreement, as reflected on Schedule 2.20(a)(ii) hereto, or (ii) upon the termination or cancellation of any such policy or policies, (A) to provide director and officer liability insurance in substitution for, or in replacement of, such cancelled or terminated policy or policies or (B) to provide a "tail" or "run-off" policy, in each case, so that any person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing has coverage thereunder for acts, events, occurrences or omissions occurring or arising at or prior to the Closing to the same extent (including, without limitation, policy limits, exclusions and scope) as such person has coverage for such acts, events, occurrences or omissions under the director and officer liability insurance policy maintained by New Company as of the date of this Agreement, as reflected on Schedule 2.20(a)(ii) hereto; provided, however, that in no event shall Buyer or any of the Partnership Entities be required to spend in excess of 200% of the annual premium paid as of the date of this Agreement by or on behalf of the Partnership Entities for such coverage (which amount as of the date of this Agreement is $2,055,160.46) (the "CURRENT PREMIUM"). Without limiting the immediately preceding proviso, if the premium required to obtain the amount of coverage contemplated by clauses (i) or (ii) above would at any time exceed 200% of the Current Premium Buyer or the


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Partnership Entities shall make a written request to the Selling Parties to pay the amount of such premium in excess of 200% of the Current Premium, up to 300% of the Current Premium, and the Selling Parties will make payment to such requesting party of such amount promptly, and in any event within thirty (30) calendar days of the date of such request, in immediately available funds to an account previously designated in writing by the requesting party; provided, however, that the Selling Parties shall not have any obligation to make any payments with respect to any amounts of such premium other than the amount between 200% of the Current Premium and 300% of the Current Premium.

         SECTION 4.24. THIRD-PARTY BENEFICIARY RIGHTS.

         The parties agree that any person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing is an intended third-party beneficiary of the provisions of Section 4.22 and Section 4.23. In the event that the Selling Parties do not make the payment to the requesting party in the amount that is in excess of 200% of the Current Premium and up to 300% of the Current Premium, as provided in Section 4.23(b), within the time period specified in Section 4.23(b), each person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing shall have the right, as a third-party beneficiary of Section 4.22 and Section 4.23, to pursue all remedies available to it under this Agreement or otherwise at law or in equity against any party to this Agreement in order to enforce its third-party beneficiary rights under this Section 4.24. If a person serving as a member of the Board of Directors of New Company as of the date of this Agreement and who resigns effective at or before the Closing enforces its third-party beneficiary rights under this Section 4.24 against any party to this Agreement and prevails in a litigation or otherwise in such enforcement of such third-party rights, the losing party shall reimburse such person in full for all of such person's costs and expenses (including reasonable attorney's fees) resulting from, arising out of or related to the enforcement of such third-party beneficiary rights.

         SECTION 4.25 MODIFICATION OF OMNIBUS AGREEMENT. The Selling Parties and Buyer agree that the New Omnibus Agreement to be entered into at the Closing shall provide that no provision of the New Omnibus Agreement with respect to which any entity comprising the Partnership Entities or the Partnership Group, as applicable, is a third-party beneficiary can be amended, modified, waived or terminated without the express prior written approval of the Partnership and if New Company, in its capacity as the general partner of the Partnership, determines in its reasonable discretion that such an amendment, modification, waiver or termination is reasonably likely to adversely affect the holders of Common Units, such amendment, modification, waiver or termination must also be approved by Special Approval of the Conflicts Committee (as such terms are defined in the Partnership Agreement).

         Section 1.3 The second sentence of Section 9.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "Except as contemplated by Section 4.24 and Article VIII, nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement."



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         Section 1.4 Section 9.7 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "Section 9.7 Entire Agreement.

         This Agreement, together with the Disclosure Schedules and the Exhibits hereto, the Confidentiality Agreement, the Transaction Documents and the Amendment No. 1 to the Purchase Agreement, dated May 5, 2003, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith other than those expressly set forth herein or therein. This Agreement, together with the Disclosure Schedules and the Exhibits hereto, the Confidentiality Agreement, the Transaction Documents and the Amendment No. 1 to the Purchase Agreement, dated May 5, 2003, supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into such documents. No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents."

         Section 1.5. Section 9.8 of the Purchase Agreement is hereby amended by inserting the following provision immediately after the final sentence of such section:

         "Notwithstanding anything to the contrary in this Agreement, Section
4.22 (Commitment Regarding Indemnification Provisions), Section 4.23 (WEG Insurance Continuation) and Section 4.24 (Third-Party Beneficiary Rights) shall not be amended, modified, waived or terminated by the parties hereto without the prior written consent of all persons who are third-party beneficiaries under
Section 4.24 if such amendment, modification, waiver or termination would adversely affect such third-party beneficiaries' rights under such provisions."



                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1. SIGNATURES AND COUNTERPARTS. Facsimile transmissions of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of Buyer or the Selling Parties, the parties will confirm facsimile transmission by signing a duplicate original document. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same document.

         SECTION 2.2. GOVERNING LAW. This Amendment No. 1 shall be governed by and construed in accordance with the internal and substantive laws of New York and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction.

         SECTION 2.3. CONTINUATION OF PURCHASE AGREEMENT. To the extent not amended hereby, the Purchase Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 as of the date first above written.

         SELLING PARTIES:           WILLIAMS ENERGY SERVICES, LLC


                                    By:      /s/ Phillip D. Wright
                                             -----------------------------------
                                    Name:    Phillip D. Wright
                                    Title:   Authorized Signatory

                                    WILLIAMS NATURAL GAS LIQUIDS, INC.


                                    By:      /s/ Phillip D. Wright
                                             -----------------------------------
                                    Name:    Phillip D. Wright
                                    Title:   Authorized Signatory

                                    WILLIAMS GP LLC

                                    By:      WILLIAMS ENERGY SERVICES, LLC and
                                             WILLIAMS NATURAL GAS LIQUIDS, INC.,
                                             Its Members


                                    By:      /s/ Phillip D. Wright
                                             -----------------------------------
                                    Name:    Phillip D. Wright
                                    Title:   Authorized Signatory


         BUYER:                     WEG ACQUISITIONS, L.P.

                                    By: WEG Acquisition Management, LLC
                                        Its General Partner

                                    By:      /s/ Pierre F. LaPeyre, Jr.
                                             -----------------------------------
                                    Name:    Pierre F. LaPeyre, Jr.
                                    Title:   Authorized Signatory

                                    By:      /s/ Justin S. Huscher
                                             -----------------------------------
                                    Name:    Justin S. Huscher
                                    Title:   Authorized Signatory